UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2016

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As of the opening of business on July 1, 2016 (the “Effective Time”), Lakeland Bancorp, Inc. (the “Company”) consummated its acquisition of Harmony Bank pursuant to the Agreement and Plan of Merger, dated as of February 17, 2016 (the “Merger Agreement”) by and among the Company, Lakeland Bank, the Company’s wholly-owned subsidiary, and Harmony Bank. At the Effective Time, Harmony Bank merged (the “Merger”) with and into Lakeland Bank, with Lakeland Bank continuing as the surviving entity.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Harmony Bank common stock issued and outstanding immediately prior to the Effective Time was converted into and became the right to receive 1.25 shares of the Company’s common stock. Cash will be paid in lieu of fractional shares. In the aggregate, the Company paid approximately 3,201,217 shares of the Company’s common stock in the Merger.

Former shareholders of Harmony Bank will be receiving Letters of Transmittal pursuant to which they may tender their Harmony Bank common stock certificates in exchange for their portion of the Merger consideration.

Pursuant to the terms of the Merger Agreement, all stock options to purchase Harmony Bank common stock outstanding at the Effective Time, which we refer to as “old stock options,” were forfeited or, if the holders executed and delivered prior to the Effective Time an option cancellation agreement, in form and substance reasonably satisfactory to the Company, cancelled in exchange for a payment by the Company equal to (x) the number of shares covered by the old stock option immediately prior to the Effective Time multiplied by (y) the amount, if any, by which the product of the closing price of the Company’s common stock on the date on which the Effective Time occurs multiplied by 1.25 exceeds the exercise price of such old stock option. The Company expects to pay approximately $868,532 in the aggregate in connection with the cancellation of the old stock options.

On July 1, 2016, the Company disseminated a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K (including Exhibit 99.1 hereto) contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: any difficulties experienced by the Company in integrating Harmony Bank’s business with its own; material adverse changes in the combined company’s operations or earnings; decline in the economy in the combined company’s primary market areas; as well as the risk factors set forth in the proxy statement and prospectus filed by the Company with the Securities and Exchange Commission in connection with the Merger, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other periodic filings made by the Company with the Commission. The Company assumes no obligation for updating any such forward-looking statements at any time.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release of Lakeland Bancorp, Inc., dated July 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: July 5, 2016

Exhibit Index

Exhibit 99.1	Press Release of Lakeland Bancorp, Inc., dated July 1, 2016.